AMENDMENT TO DECLARATION OF TRUST

                         LEGG MASON TAX-FREE INCOME FUND

              CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY

         We, Marc. R. Duffy, Vice President and Secretary, and Kevin Ehrlich, Assistant Secretary, of Legg Mason Tax-Free Income Fund ("Trust"), hereby certify that the trustees of the Trust adopted the following resolutions on November 10, 2000:

RESOLVED:         That  pursuant  to the  authority  contained  in  Section 1 of
                  Article II of Legg Mason Tax-Free Income Fund's Declaration of
                  Trust,   "Navigator"  Class  shares  of  Legg  Mason  Maryland
                  Tax-Free Income Trust, Legg Mason Pennsylvania Tax-Free Income
                  Trust, and Legg Mason Tax-Free Intermediate-Term Income Trust are hereby renamed "Institutional" Class shares of each fund;
                  and be it

FURTHER
RESOLVED:         That  unlimited  new  and  additional  shares  of  Legg  Mason
                  Tax-Free Income Fund ("Tax-Free Income Fund") be classified into a new share class of Legg Mason Maryland Tax-Free Income
                  Trust ("Maryland Tax-Free Income Trust"), a series of Tax-Free
                  Income  Fund,  to be known as "Legg  Mason  Maryland  Tax-Free
                  Income Trust, Financial Intermediary Class"; and be it

FURTHER
RESOLVED:         That  unlimited  new  and  additional  shares  of  Legg  Mason
                  Tax-Free  Income Fund  ("Tax-Free  Income Fund") be classified into a new share  class of Legg  Mason  Pennsylvania  Tax-Free
                  Income Trust ("Pennsylvania  Tax-Free Income Trust"), a series
                  of  Tax-Free   Income  Fund,   to  be  known  as  "Legg  Mason
                  Pennsylvania  Tax-Free  Income Trust,  Financial  Intermediary
                  Class"; and be it

FURTHER
RESOLVED:         That  unlimited  new  and  additional  shares  of  Legg  Mason
                  Tax-Free  Income Fund  ("Tax-Free  Income Fund") be classified
                  into   a   new   share   class   of   Legg   Mason    Tax-Free
                  Intermediate-Term  Income Trust  ("Tax-Free  Intermediate-Term
                  Income Trust"),  a series of Tax-Free Income Fund, to be known
                  as  "Legg  Mason  Tax-Free   Intermediate-Term  Income  Trust,
                  Financial Intermediary Class"; and be it

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FURTHER
RESOLVED:         That  such  classes  of  Maryland   Tax-Free   Income   Trust,
                  Pennsylvania    Tax-Free    Income    Trust,    and   Tax-Free
                  Intermediate-Term Income Trust, (each a "Series") each has the authority  to issue an  unlimited  amount  of  "Primary  Class
                  shares",   "Institutional   Class   shares"   and   "Financial
                  Intermediary Class shares",  represent  investment in the same
                  pool  of  assets   within  a  Series  and  to  have  the  same
                  preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, except as provided in Tax-Free Income Fund's Declaration of Trust and as set forth below:

                  (1) The net asset values of Primary, Institutional, and Financial Intermediary Class shares of each Series shall be calculated separately. In calculating the net asset values,

                           (a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

                           (b) Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board of Trustees shall deem appropriate;

                           (c) All other fees and expenses of a Series shall be charged to all classes of the Series, in the proportion that the net asset value of that class bears to the net asset value of the Series of Tax-Free Income Fund, except as the SEC may otherwise require;

                  (2) Dividends and other distributions shall be paid on Primary, Institutional and Financial Intermediary Class shares of each Series at the same time. The amounts of all dividends and other distributions shall be calculated separately for Primary, Institutional and Financial Intermediary Class shares. In calculating the amount of any dividend or other distribution,

                           (a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

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                           (b)      Each class shall be charged  separately with
                                    such other expenses as may be permitted by SEC rule or order and as the Board of Trustees shall deem appropriate;

                           (c) All other fees and expenses shall be charged to each class of the Fund, in the proportion that the net asset value of that class bears to the net asset value of each series of Tax-Free Income Fund, except as the SEC may otherwise require;

                   (3) Each class of a Series shall vote separately on matters pertaining only to that class, as the Trustees shall from time to time determine. On all other matters, all classes of a Series shall vote together, and every share of a Series, regardless of class, shall have an equal vote with every other share of a Series; and be it

FURTHER
RESOLVED:              That CT Corporation System,  whose post office address is
                       101 Federal Street, Boston, Massachusetts 02110, is hereby designated as Legg Mason Tax-Free Income Fund's resident agent.


Dated:   July 3, 2001                       By: /s/ Marc R. Duffy
                                                -------------------------------
                                                Marc R. Duffy
                                                Vice President and Secretary



                                            By: /s/ Kevin Ehrlich
                                                -------------------------------
                                                Kevin Ehrlich
                                                Assistant Secretary

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